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                                                                       EXHIBIT 1

                    RENEWAL AND MODIFICATION PROMISSORY NOTE
                                 (Nonrevolving)

$17,050,000.00                                             Nashville, Tennessee
                                                          As of March 31, 1998


         FOR VALUE RECEIVED, the undersigned, Diversicare Assisted Living Services NC, LLC, a Tennessee limited liability company (the "Borrower") promises to pay to the order of AmSouth Bank (the "Bank"), the sum of Seventeen Million Fifty Thousand and 00/100 Dollars ($17,050,000.00), to be advanced hereunder in accordance with the terms of a Loan and Negative Pledge Agreement dated as of October 1, 1997, as amended from time to time (the "Loan Agreement"), between Bank, First American National Bank, the undersigned, and the Guarantors (as defined in the Loan Agreement). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. Interest shall accrue on the principal balance outstanding from time to time at a floating rate, as set forth in Section 2.2 of the Loan Agreement. In no event shall the interest rate charged herein exceed the Maximum Rate.

         Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest shall be due and payable on the principal balance outstanding hereunder from time to time in accordance with
Section 2.1 of the Loan Agreement. The outstanding principal balance, together with all accrued and unpaid interest, shall be due and payable in full on April 1, 1999 (the "Maturity Date").

         Both principal and interest due on this Note are payable in Nashville, Tennessee, at par in lawful money of the United States of America, in the Main Office of Bank, or at such other place as Bank may designate in writing from time to time. Interest shall continue to accrue when payments are submitted by instruments representing funds not immediately available and until such funds are, in fact, collected.

         This Note is a further renewal and modification of a Promissory Note dated as of October 1, 1997, in the principal amount of $17,050,000, executed by the Borrower in favor of Bank, and, as such, is secured by the Guaranty Agreements, the Collateral Assignment, and the covenants and conditions in the Loan Agreement, as the same may be amended from time to time.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event of an Event of Default (which is not cured within the notice and cure period set forth in the Loan Agreement); then, in such case, the entire unpaid principal sum evidenced by this Note, together with all accrued interest, shall, at the option of any holder, without further notice, become due and payable forthwith, regardless of the stipulated Maturity Date. Upon the occurrence of any Default, at the option of holder and without further notice to obligor, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to Maximum Rate, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right.

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                  To the extent permitted by applicable law, in addition to all other rights and remedies available to Bank, obligor shall pay to Bank a late charge equal to four percent (4%) of any payment hereunder that is more than fifteen (15) days past due, in order to cover the additional expenses incident to the handling and processing of delinquent payments.

                  All persons or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives and assigns, waive demand, presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this Note or the enforcement hereof, and consent that the time of said payments or any part thereof may be extended by the holder hereof and assent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without in any wise modifying, altering, releasing, affecting or limiting their respective liability. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  The term obligor, as used in this Note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this Note evidences, whether as principal, maker, endorser, surety, guarantor or otherwise.

                  It is expressly understood and agreed by all parties hereto, including obligors, that if it is necessary to enforce payment of this Note through an attorney or by suit, undersigned or any obligors shall pay reasonable attorney's fees, court costs and all costs of collection.

                  All parties to the Loan Documents intend to comply with applicable usury law. All existing and future agreements evidencing or securing the Credit Facility are hereby limited and controlled by this provision. In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received in connection with the Credit Facility under the Loan Documents or otherwise, exceed the maximum nonusurious amount permitted by applicable law. If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then ipso facto, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If Bank ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be applied to the unpaid principal balance of the Loan Obligations in inverse order of maturity of installments and not to the payment of interest, or be refunded to the Borrower, at the election of the Bank in its sole discretion or as required by applicable law. The Bank does not intend to charge or receive unearned interest on acceleration. All interest paid or agreed to be paid to the Bank in connection with the Credit Facility, or any portion thereof, shall be spread throughout the full term (including any renewal or extension) of the Loan so that the amount of interest paid does not exceed the Maximum Amount.

                  This obligation is made and intended as a Tennessee contract and is to be so construed.


                  (Remainder of page left intentionally blank)

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                  IN WITNESS WHEREOF, this Note has been duly executed by the undersigned the day and year first above written.


                                 DIVERSICARE ASSISTED LIVING SERVICES
                                 NC, LLC, a Tennessee limited liability company



                                 BY:   /s/Mary Margaret Hamlett
                                     -----------------------------------------

                                 TITLE: Executive Vice President
                                       ---------------------------------------


RECEIVED AND ACKNOWLEDGED:

AMSOUTH BANK


BY: /s/Cathy Wind
   -----------------------------
TITLE: Vice President
       -------------------------


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